SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:          March 14, 2005

(Date of earliest event reported)

CIPRICO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-11336	41-1749708
(Commission File No.)	(IRS Employer Identification No.)

17400 Medina Road, Plymouth, MN 55447

(Address of Principal Executive Offices)(Zip Code)

(763) 551-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Departure of Principal Officer

On March 14, 2005, Thomas S. Wargolet announced his resignation, effective April 1, 2005, as Vice President – Finance / Chief Financial Officer of Ciprico Inc. to pursue other career opportunities.

Ciprico has entered into an agreement with MSJ & Associates, LLC for the services of Monte S. Johnson to assume the role of Chief Financial Officer on an interim basis.  Since 2001 Mr. Johnson has been President of MSJ & Associates, LLC, a business consulting company focused on finance, strategic planning and operational consulting for public and private companies.  From 1999 to 2001 Mr. Johnson was Senior Vice President, Chief Financial Officer and Chief Administrative Officer of Pro Staff Personnel Services.  From 1991 to 1999 Mr. Johnson served in various financial and management positions at General Electric Company and Honeywell Inc.  Prior to 1991 Mr. Johnson worked 11 years at Deloitte & Touch International.  Mr. Johnson is a CPA and MBA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciprico Inc.

	By	/s/ James W. Hansen
Date: March 14, 2005		James W. Hansen
Chief Executive Officer